Exhibit (24)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

WHEREAS, Potlatch Corporation, a Delaware corporation (the “Corporation”), contemplates filing with the Securities and Exchange Commission at Washington, D.C., under the provisions of the Securities Act of 1933, as amended, and the regulations promulgated thereunder, a Registration Statement on Form S-8 (and amendments thereto, including post-effective amendments); and

WHEREAS, each of the undersigned is a director of the Corporation.

NOW, THEREFORE, the undersigned hereby constitutes and appoints L. Pendleton Siegel, Gerald L. Zuehlke, Ralph M. Davisson, Malcolm A. Ryerse and Pamela Mull, or any of them, his or her attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign the aforementioned Registration Statement (and any and all amendments thereto, including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do and cause to be done by virtue hereof.

This Power of Attorney may be executed in counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Dated: December 20, 2005	/s/ L. Pendleton Siegel

L. Pendleton Siegel

Dated: December 20, 2005	/s/ Boh A. Dickey

Boh A. Dickey

Dated: December 20, 2005	/s/ William L. Driscoll

William L. Driscoll

Dated: December 20, 2005	/s/ Ruth Ann M. Gillis

Ruth Ann M. Gillis

Dated: December 20, 2005	/s/ Jerome C. Knoll

Jerome C. Knoll

Dated: December 20, 2005	/s/ Lawrence S. Peiros

Lawrence S. Peiros

Dated: December 20, 2005	/s/ Gregory L. Quesnel

Gregory L. Quesnel

Dated: December 20, 2005	/s/ Michael T. Riordan

Michael T. Riordan

Dated: December 20, 2005	/s/ Judith M. Runstad
Judith M. Runstad

Dated: December 20, 2005	/s/ Dr. William T. Weyerhaeuser

Dr. William T. Weyerhaeuser